                                                                   EXHIBIT 23.02


               CONSENT OF ARTHUR F. BELL, JR. & ASSOCIATES, L.L.C.

We consent to the use in the Prospectus constituting part of this Registration Statement on Post-Effective Amendment Number 1 to Form S-1 of Global Macro Trust of our report dated September 5, 2002 on the statement of financial condition of the Millburn Ridgefield Corporation as of December 31, 2001 which appears in such Prospectus. We also consent to the reference to our firm under the heading "Experts" in such Prospectus.


                                 ARTHUR F. BELL, JR. & ASSOCIATES, L.L.C.

Hunt Valley, Maryland
December 13, 2002